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                                                                   Exhibit 99(a)
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1994 UTILITY DATA - ELECTRIC OPERATIONS                                                                 YEAR ENDED DECEMBER 31, 1994
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
MISSOURI PUBLIC SERVICE                                       WEST KOOTENAY POWER
--------------------------------------------------------      ----------------------------------------------------------------------
Generating capability (MW):                                   Generating capability (MW) - Hydro                                 205
  Coal-fired                                         658      Firm purchased power (MW):*
  Gas and oil-fired                                  286        B.C. Hydro (through 9/2013)                                      160
Firm purchased power(MW):*                                      Cominco (through 9/2005)                                          48
  Associated Electric (through 5/2001)               180        Cominco (through 12/99)                                          120
  Union Electric (through 5/2001)                    135        Washington Water Power (12/94)                                    50
--------------------------------------------------------      ----------------------------------------------------------------------
TOTAL SYSTEM CAPABILITY                            1,259      TOTAL SYSTEM CAPABILITY                                            583
--------------------------------------------------------      ----------------------------------------------------------------------
--------------------------------------------------------      ----------------------------------------------------------------------
                                                              Peak load (MW)                                                     640
Peak load (MW)                                       960      Load factor                                                      54.0%
Load factor                                        48.5%      HEATING DEGREE-DAYS                                              3,144
Cooling degree-days                                1,351      ----------------------------------------------------------------------
--------------------------------------------------------      ----------------------------------------------------------------------
--------------------------------------------------------      Source of energy (MWH-000's):
Source of energy (MWH-000's):                                   Hydro                                                          1,519
  Coal                                             3,700        Purchased power                                                1,420
  Gas and oil                                         32      ----------------------------------------------------------------------
  Purchased power                                    516      TOTAL                                                            2,939
--------------------------------------------------------      ----------------------------------------------------------------------
TOTAL                                              4,248      Average cost of energy (cents/KWH):
--------------------------------------------------------        Generated                                                       1.14
Average cost of energy (cents/KWH):                             Purchased (including capacity)                                  1.70
Generated                                           1.19      ----------------------------------------------------------------------
Purchased (including capacity)                      4.74      TOTAL AVERAGE COST OF ENERGY                                      1.24
--------------------------------------------------------      ----------------------------------------------------------------------
TOTAL AVERAGE COST OF ENERGY                        1.62      ----------------------------------------------------------------------
--------------------------------------------------------      WEST VIRGINIA POWER
--------------------------------------------------------      ----------------------------------------------------------------------
WESTPLAINS ENERGY                                             Firm purchased power (MW):*
--------------------------------------------------------        Appalachian Power (through 9/97)                                48.3
Generating capability (MW):                                   Peak load (MW)                                                      97
  Coal-fired                                         210      Load factor                                                      46.8%
  Gas and oil-fired                                  419      Heating degree-days                                              5,093
Firm purchased power (MW):*                                   ----------------------------------------------------------------------
  Public Service Company of Colorado                          ----------------------------------------------------------------------
    (through 7/2017)                                 100      Source of Energy (MWH-000's)
                                                                Purchased power                                                  402
  Public Service Company of Colorado                          Average cost of energy purchased
    (through 6/2002)                                  63        (including capacity) (cents/KWH)                                3.48
--------------------------------------------------------      ----------------------------------------------------------------------
TOTALY SYSTEM CAPABILITY                             792      ----------------------------------------------------------------------
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--------------------------------------------------------      ELECTRIC TARIFF SALES VOLUMES
Peak load (MW):                                               ----------------------------------------------------------------------
   Kansas                                            418                                  Residential  Commercial  Industrial  Other
   Colorado                                          229      ----------------------------------------------------------------------
  Load factor:                                                Missouri Public Service         40%          28%         15%      17%
   Kansas                                          52.1%      WestPlains Energy               26           30          27       17
   Colorado                                        67.1%      West Kootenay Power             35           17          14       34
Cooling degree-days:                                          West Virginia Power             54           32           9        5
Kansas                                               926      ----------------------------------------------------------------------
Colorado                                           1,247      ----------------------------------------------------------------------
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Source of energy (MWH-000's):                                 *Purchased power contract commitments in future years may vary from
  Coal                                             1,318       the December 31, 1994 amount.
  Gas and oil                                        609
  Purchased power                                  1,714
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TOTAL                                              3,641
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Average cost of energy (cents/KWH):
  Generated                                         1.71
  Purchased (including capacity)                    2.80
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TOTAL AVERAGE COST OF ENERGY                        2.22
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